PRESS RELEASE Steven Cantor VP of Corporate Relations T + 978 436 6500 irelations@entegris.com

Exhibit 99.1
FOR RELEASE AT 6:00 AM EST

ENTEGRIS REPORTS RECORD SALES AND EARNINGS IN SECOND QUARTER OF 2018

•Second-quarter revenue of $383.1 million grew 16% from prior year
•GAAP net income per diluted share of $0.38 increased 36% from a year ago
•Non-GAAP net income per diluted share of $0.49 increased 44% from a year ago
•First-half 2018 revenue of $750.2 million grew 16%
•Completed acquisition of SAES Pure Gas on June 25, 2018

BILLERICA, Mass., July 26, 2018 - Entegris, Inc. (NasdaqGS: ENTG), a leader in specialty chemicals and advanced materials solutions for the microelectronics industry, today reported its financial results for the Company’s second quarter ended June 30, 2018.
Second-quarter sales were $383.1 million, an increase of 16% from the same quarter last year and a 4% increase sequentially. Second-quarter net income was $54.3 million, or $0.38 per diluted share, which included $12.0 million of amortization of intangible assets, $6.3 million of integration costs and transaction expenses associated with the purchase of SAES Pure Gas, as well as a $0.6 million tax charge related to the Tax Cuts and Jobs Act. Non-GAAP net income of $69.8 million, or $0.49 per diluted share, represented an increase of 43% and 44%, respectively, from the second quarter of 2017.
For the first half of fiscal 2018, sales of $750.3 million increased 16% from the same period a year ago. First-half 2018 net income was $111.9 million, or $0.78 per share, which included amortization of intangible assets of $23.7 million, $6.3 million of integration costs and transaction expenses associated with the purchase of SAES Pure Gas, as well as a $2.1 million tax charge related to the Tax Cuts and Jobs Act. Non-GAAP net income for the first half of 2018 of $137.9 million, or $0.96 per diluted share, represented an increase of 54% and 52%, respectively, from the first half of 2017.
Bertrand Loy, president and chief executive officer, said: "We are very pleased with our record second-quarter performance and the quality of our execution. Through the first half of 2018 we grew our sales by 16 percent from a year ago and achieved strong growth across all three divisions, outpacing our markets and demonstrating the increasing value of our solutions. Thus far this year we grew our profits faster than sales by a substantial margin, and generated adjusted EBITDA of $215 million, or 28.7 percent of sales."
Mr. Loy added: "Our conviction in the long-term growth trajectory of the industry is reaffirmed by continued healthy levels of demand for semiconductors across a broadening set of end-markets. We believe that our unique value proposition to solve complex materials and purity challenges, the diversity of our customer base and our strong balance sheet will enable us to continue to outpace our markets by taking advantage of a multitude of growth opportunities across the industry ecosystem. For the full year 2018, we expect to achieve sales of $1,545 million to $1,570 million, or approximately 16 percent above 2017, including the additional sales from the acquisition of SAES Pure Gas, which we completed on June 25, 2018."

_________________________________________________________________________
ENTEGRIS, INC.	129 Concord Road, Building 2	T + 1 978 436 6500
entegris.com	Billerica, MA 01821 USA	F + 1 978 436 6745

Quarterly Financial Results Summary
(in thousands, except per share data)

GAAP Results	Q2-2018	Q2-2017	Q1-2018
Net sales	$383,059	$329,002	$367,199
Operating income	$74,933	$59,090	$78,473
Operating margin	19.6%	18.0%	21.4%
Net income	$54,349	$39,991	$57,562
Diluted earnings per share (EPS)	$0.38	$0.28	$0.40
Non-GAAP Results
Non-GAAP adjusted operating income	$93,473	$73,826	$90,142
Non-GAAP adjusted operating margin	24.4%	22.4%	24.5%
Non-GAAP net income	$69,835	$48,906	$68,015
Non-GAAP EPS	$0.49	$0.34	$0.47
Third-Quarter Outlook
For the third quarter ending September 30, 2018, the Company expects sales of $395 million to $410 million, net income of $52 million to $59 million (excluding integration costs), and net income per diluted share between $0.36 and $0.41. On a non-GAAP basis, EPS is expected to range from $0.46 to $0.51 per diluted share, which reflects net income on a non-GAAP basis in the range of $66 million to $73 million, which is adjusted for expected amortization expense of approximately $18 million, or $0.10 per share.
Segment Results
The Company reports its results in the following segments:
Specialty Chemicals and Engineered Materials (SCEM): SCEM provides high-performance and high-purity process chemistries, gases and materials, as well as safe and efficient delivery systems to support semiconductor and other advanced manufacturing processes.
Microcontamination Control (MC): MC solutions purify critical liquid chemistries and gases used in semiconductor manufacturing processes and other high-technology industries.
Advanced Materials Handling (AMH): AMH develops solutions to monitor, protect, transport, and deliver critical liquid chemistries and substrates for a broad set of applications in the semiconductor industry and other high-technology industries.
Second-Quarter Results Conference Call Details
Entegris will hold a conference call to discuss its results for the second quarter on Thursday, July 26, 2018, at 9:00 a.m. Eastern Time. Participants should dial 800-289-0438 or +1 323-794-2423, referencing confirmation code 4303185. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. For a replay of the call, please Click Here using passcode 4303185. The replay will be available starting at 12:00 p.m. ET on Thursday, July 26 through September 8 at 12:00 p.m. ET.

The call can also be accessed live and on-demand from the Entegris website. Point your web browser to http://investor.entegris.com/events.cfm and follow the link to the webcast. The on-demand playback will be available for six weeks after the conclusion of the teleconference.

Management’s slide presentation concerning the results for the second quarter, which may be referred to during the call, will be posted on the investor relations section of www.entegris.com Thursday morning before the call.

Entegris, Inc. | page 2 of 13

ABOUT ENTEGRIS
Entegris is a leader in specialty chemicals and advanced materials solutions for the microelectronics industry and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.
Non-GAAP Information
The Company’s condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA, Adjusted Gross Profit, Adjusted Segment Profit, and Adjusted Operating Income together with related measures thereof, and non-GAAP EPS, are considered “Non-GAAP financial measures” under the rules and regulations of the Securities and Exchange Commission. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision-making, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors' operating results. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring business operating results, such as amortization, depreciation and discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing and understanding our results and performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze our business. The reconciliations of GAAP Net Income (Loss) to Adjusted Operating Income and Adjusted EBITDA, and GAAP Net Income (Loss) to Non-GAAP Earnings per Share are included elsewhere in this release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include statements related to future period guidance; future sales, net income, net income per diluted share, non-GAAP EPS, non-GAAP net income, expenses and other financial metrics; our performance relative to our markets; market and technology trends; the development of new products and the success of their introductions; Company's capital allocation strategy, which may be modified at any time for any reason, including share repurchases, dividends, debt repayments and potential acquisitions; the effect of the Tax Cuts and Jobs Act on our capital allocation strategy; the impact of the acquisitions we have made and commercial partnerships we have established; our ability to execute on our strategies; and other matters. These statements involve risks and uncertainties, and actual results may differ. These risks and uncertainties include, but are not limited to, weakening of global and/or regional economic conditions, generally or specifically in the semiconductor industry, which could decrease the demand for our products and solutions; our ability to meet rapid demand shifts; our ability to continue technological innovation and introduce new products to meet our customers' rapidly changing requirements; our concentrated customer base; our ability to identify, effect and integrate acquisitions, joint ventures or other transactions; our ability to protect and enforce intellectual property rights; operational, political and legal risks of our international operations; our dependence on sole source and limited source suppliers; the increasing complexity of certain manufacturing processes; raw material shortages and price increases; changes in government regulations of the countries in which we operate; fluctuation of currency exchange rates; fluctuations in the market price of Entegris’ stock; the level of, and obligations associated with, our indebtedness; and other risk factors and additional information described in our filings with the Securities and Exchange Commission, including under the heading “Risks Factors" in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 15,

Entegris, Inc. | page 3 of 13

2018, and in our other periodic filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Entegris, Inc. | page 4 of 13

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended
	June 30, 2018	July 1, 2017	March 31, 2018
Net sales	$383,059	$329,002	$367,199
Cost of sales	200,681	178,699	191,202
Gross profit	182,378	150,303	175,997
Selling, general and administrative expenses	65,200	52,985	58,269
Engineering, research and development expenses	30,231	27,221	27,586
Amortization of intangible assets	12,014	11,007	11,669
Operating income	74,933	59,090	78,473
Interest expense, net	6,925	8,103	7,226
Other expense (income), net	3,877	(46)	139
Income before income tax expense	64,131	51,033	71,108
Income tax expense	9,782	11,042	13,546
Net income	$54,349	$39,991	$57,562

Basic net income per common share:	$0.38	$0.28	$0.41
Diluted net income per common share:	$0.38	$0.28	$0.40

Weighted average shares outstanding:
Basic	141,701	141,696	141,581
Diluted	143,238	143,508	143,652

Entegris, Inc. | page 5 of 13

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Six months ended
	June 30, 2018	July 1, 2017
Net sales	$750,258	$646,379
Cost of sales	391,883	356,480
Gross profit	358,375	289,899
Selling, general and administrative expenses	123,469	103,477
Engineering, research and development expenses	57,817	54,460
Amortization of intangible assets	23,683	21,952
Operating income	153,406	110,010
Interest expense, net	14,151	16,496
Other expense, net	4,016	856
Income before income tax expense	135,239	92,658
Income tax expense	23,328	20,153
Net income	$111,911	$72,505

Basic net income per common share:	$0.79	$0.51
Diluted net income per common share:	$0.78	$0.51

Weighted average shares outstanding:
Basic	141,641	141,599
Diluted	143,445	143,411

Entegris, Inc. | page 6 of 13

Entegris, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$257,106	$625,408
Accounts receivable, net	200,395	183,434
Inventories	265,358	198,089
Deferred tax charges and refundable income taxes	21,647	18,012
Other current assets	29,720	32,665
Total current assets	774,226	1,057,608

Property, plant and equipment, net	380,259	359,523

Goodwill	529,933	359,688
Intangible assets	361,429	182,430
Deferred tax assets	10,980	9,103
Other assets	9,281	7,820
Total assets	$2,066,108	$1,976,172

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt, current maturities	—	$100,000
Accounts payable	71,895	68,762
Accrued liabilities	113,659	99,374
Income tax payable	18,708	22,835
Total current liabilities	204,262	290,971

Long-term debt, excluding current maturities	650,223	574,380
Other liabilities	158,718	117,803
Shareholders’ equity	1,052,905	993,018
Total liabilities and shareholders’ equity	$2,066,108	$1,976,172

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Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Operating activities:
Net income	$54,349	$39,991	$111,911	$72,505
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,802	14,411	31,699	28,388
Amortization	12,014	11,007	23,683	21,952
Stock-based compensation expense	4,429	4,039	8,557	7,909
Provision for deferred income taxes	(1,036)	(215)	(1,757)	3,207
Other	3,137	6,497	4,640	10,130
Changes in operating assets and liabilities:
Trade accounts and notes receivable	8,698	4,514	2,687	(3,032)
Inventories	(7,517)	(8,422)	(22,472)	(13,837)
Accounts payable and accrued liabilities	19,019	10,177	(14,966)	(13,313)
Income taxes payable and refundable income taxes	(14,207)	4,209	(7,515)	2,957
Other	3,601	(1,049)	639	1,725
Net cash provided by operating activities	98,289	85,159	137,106	118,591
Investing activities:
Acquisition of property and equipment	(26,390)	(20,000)	(47,437)	(42,492)
Acquisition of businesses, net of cash acquired	(342,569)	(20,302)	(380,225)	(20,000)
Other	1,759	25	1,905	211
Net cash used in investing activities	(367,200)	(40,277)	(425,757)	(62,281)
Financing activities:
Payments on long-term debt	(2,000)	(25,000)	(27,000)	(50,000)
Issuance of common stock	2,554	1,864	3,027	2,905
Taxes paid related to net share settlement of equity awards	(290)	(664)	(14,413)	(5,239)
Repurchase and retirement of common stock	(10,000)	(4,000)	(20,000)	(8,000)
Dividend payments	(9,919)	—	(19,802)	—
Other	1,750	(1,000)	1,504	(1,270)
Net cash used in financing activities	(17,905)	(28,800)	(76,684)	(61,604)
Effect of exchange rate changes on cash	(6,314)	(1,606)	(2,967)	4,540
(Decrease) increase in cash and cash equivalents	(293,130)	14,476	(368,302)	(754)
Cash and cash equivalents at beginning of period	550,236	391,159	625,408	406,389
Cash and cash equivalents at end of period	$257,106	$405,635	$257,106	$405,635

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Entegris, Inc. and Subsidiaries
Segment Information
(In thousands)
(Unaudited)

	Three months ended			Six months ended
Net sales	June 30, 2018	July 1, 2017	March 31, 2018	June 30, 2018	July 1, 2017
Specialty Chemicals and Engineered Materials	$134,336	$121,174	$130,743	$265,079	$235,609
Microcontamination Control	124,681	104,407	118,637	243,318	204,462
Advanced Materials Handling	124,042	103,421	117,819	241,861	206,308
Total net sales	$383,059	$329,002	$367,199	$750,258	$646,379

	Three months ended			Six months ended
Segment profit[1]	June 30, 2018	July 1, 2017	March 31, 2018	June 30, 2018	July 1, 2017
Specialty Chemicals and Engineered Materials	$37,316	$29,060	$31,562	$68,878	$52,188
Microcontamination Control	39,054	31,796	41,991	81,045	62,783
Advanced Materials Handling	23,114	15,169	23,142	46,256	29,129
Total segment profit	99,484	76,025	96,695	196,179	144,100
Amortization of intangibles	12,014	11,007	11,669	23,683	21,952
Unallocated expenses	12,537	5,928	6,553	19,090	12,138
Total operating income	$74,933	$59,090	$78,473	$153,406	$110,010

1Beginning in the first quarter of 2018, the Company has changed its definition of segment profit to include an allocation of certain general and administrative costs for the Company’s human resources, finance and information technology functions previously unallocated by the Company. Prior quarter information was recast to reflect the change in the Company's definition of segment profit.

Entegris, Inc. | page 9 of 13

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(In thousands)
(Unaudited)

	Three months ended			Six months ended
	June 30, 2018	July 1, 2017	March 31, 2018	June 30, 2018	July 1, 2017
Net sales	$383,059	$329,002	$367,199	$750,258	$646,379
Gross profit-GAAP	$182,378	$150,303	$175,997	$358,375	$289,899
Adjustments to gross profit:
Charge for fair value mark-up of acquired inventory sold	208	—	—	208	—
Impairment of equipment	—	1,966	—	—	1,966
Adjusted gross profit	$182,586	$152,269	$175,997	$358,583	$291,865

Gross margin - as a % of net sales	47.6%	45.7%	47.9%	47.8%	44.8%
Adjusted gross margin - as a % of net sales	47.7%	46.3%	47.9%	47.8%	45.2%

Entegris, Inc. | page 10 of 13

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Segment Profit to Adjusted Operating Income
(In thousands)
(Unaudited)

	Three months ended			Six months ended
Segment profit-GAAP	June 30, 2018	July 1, 2017	March 31, 2018	June 30, 2018	July 1, 2017
Specialty Chemicals and Engineered Materials	$37,316	$29,060	$31,562	$68,878	$52,188
Microcontamination Control	39,054	31,796	41,991	81,045	62,783
Advanced Materials Handling	23,114	15,169	23,142	46,256	29,129
Total segment profit	99,484	76,025	96,695	196,179	144,100
Amortization of intangible assets	12,014	11,007	11,669	23,683	21,952
Unallocated expenses	12,537	5,928	6,553	19,090	12,138
Total operating income	$74,933	$59,090	$78,473	$153,406	$110,010

	Three months ended			Six months ended
Adjusted segment profit	June 30, 2018	July 1, 2017	March 31, 2018	June 30, 2018	July 1, 2017
Specialty Chemicals and Engineered Materials	$37,316	$29,060	$31,562	$68,878	$52,188
Microcontamination Control [1]	39,262	33,239	41,991	81,253	64,226
Advanced Materials Handling [2]	23,114	17,455	23,142	46,256	31,415
Total adjusted segment profit	99,692	79,754	96,695	196,387	147,829
Amortization of intangible assets[3]	—	—	—	—	—
Unallocated expenses[4]	6,219	5,928	6,553	12,772	12,138
Total adjusted operating income	$93,473	$73,826	$90,142	$183,615	$135,691

1 Adjusted segment profit for Microcontamination Control for the three and six months ended July 1, 2017 excludes charges for impairment of equipment and severance of $884 and $559, respectively. Adjusted segment profit for Microcontamination Control for the three and six months ended June 30, 2018 excludes charges for fair value mark-up of acquired inventory sold of $208, respectively.
2 Adjusted segment profit for Advanced Material Handling for the three and six months ended July 1, 2017 excludes charges for impairment of equipment of $2,286.
3 Adjusted amortization of intangible assets excludes amortization expense of $12,014, $11,007, and $11,669 for the three months ended June 30, 2018, July 1, 2017, and March 31, 2018, respectively and $23,683 and $21,952 for the six months ended June 30, 2018 and July 1, 2017, respectively.
4 Adjusted unallocated expenses for the three and six months ended June 30, 2018 exclude deal costs and integration expenses of $5,121 and $1,197, respectively.

Entegris, Inc. | page 11 of 13

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Operating Income and Adjusted EBITDA
(In thousands)
(Unaudited)

	Three months ended			Six months ended
	June 30, 2018	July 1, 2017	March 31, 2018	June 30, 2018	July 1, 2017
Net sales	$383,059	$329,002	$367,199	$750,258	$646,379
Net income	$54,349	$39,991	$57,562	$111,911	$72,505
Adjustments to net income:
Income tax expense	9,782	11,042	13,546	23,328	20,153
Interest expense, net	6,925	8,103	7,226	14,151	16,496
Other expense, net	3,877	(46)	139	4,016	856
GAAP - Operating income	74,933	59,090	78,473	153,406	110,010
Charge for fair value write-up of acquired inventory sold	208	—	—	208	—
Deal Costs	5,121	—	—	5,121	—
Integration Costs	1,197	—	—	1,197	—
Severance	—	559	—	—	559
Impairment of equipment	—	3,170	—	—	3,170
Amortization of intangible assets	12,014	11,007	11,669	23,683	21,952
Adjusted operating income	93,473	73,826	90,142	183,615	135,691
Depreciation	15,802	14,411	15,897	31,699	28,388
Adjusted EBITDA	$109,275	$88,237	$106,039	$215,314	$164,079

Adjusted operating margin	24.4%	22.4%	24.5%	24.5%	21.0%
Adjusted EBITDA - as a % of net sales	28.5%	26.8%	28.9%	28.7%	25.4%

Entegris, Inc. | page 12 of 13

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Non-GAAP Earnings per Share
(In thousands, except per share data)
(Unaudited)

	Three months ended			Six months ended
	June 30, 2018	July 1, 2017	March 31, 2018	June 30, 2018	July 1, 2017
GAAP net income	$54,349	$39,991	$57,562	$111,911	$72,505
Adjustments to net income:
Charge for fair value write-up of acquired inventory sold	208	—	—	208	—
Deal Costs	5,121	—	—	5,121	—
Integration Costs	1,197	—	—	1,197	—
Severance	—	559	—	—	559
Impairment of equipment	—	3,170	—	—	3,170
Amortization of intangible assets	12,014	11,007	11,669	23,683	21,952
Tax effect of adjustments to net income and discrete items[1]	(3,702)	(5,821)	(2,710)	(6,412)	(8,526)
Tax effect of Tax Cuts and Jobs Act	648	—	$1,494	$2,142	—
Non-GAAP net income	$69,835	$48,906	$68,015	$137,850	$89,660

Diluted earnings per common share	$0.38	$0.28	$0.40	$0.78	$0.51
Effect of adjustments to net income	$0.11	$0.06	$0.07	$0.18	$0.12
Diluted non-GAAP earnings per common share	$0.49	$0.34	$0.47	$0.96	$0.63

1The tax effect of pre-tax adjustments to net income was calculated using the applicable marginal tax rate during the respective years.

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